Exhibit 10.1

Amendment Agreement

This Amendment Agreement (this “Amendment”), dated as of February 26, 2025, is made by and between Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, in its capacity as the registered holder (the “Holder”), Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”) and each Guarantor signatory hereto.

WHEREAS, the Company and the Buyers entered into that certain Securities Purchase Agreement, (as amended on May 10, 2023, June 5, 2023, and August 6, 2024, and as may be subsequently amended, amended and restated or modified after the date hereof, the “Securities Purchase Agreement”), dated as of January 11, 2023, pursuant to which the Company and the Holder purchased from the Company that certain Warrant to Purchase Common Stock, as amended, and that certain Senior Secured Convertible Note due March 11, 2025 (as amended on May 10, 2023, and June 5, 2023, and as may be subsequently amended, amended and restated or modified after the date hereof, the “Note”).

WHEREAS, pursuant to an Amendment Agreement dated May 10, 2023 (the “May 2023 Amendment”), the Holder has the right to purchase Additional Notes and Additional Warrants (each as defined in the May 2023 Amendment).

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Securities Purchase Agreement or the Note, as applicable.

2.	Continuing Waiver of May 2023 Amendment Additional Investment Right. The Holder hereby permanently waives and surrenders any right to purchase Additional Notes and Additional Warrants pursuant to Section 5 of the May 2023 Amendment.

3.	One Time Waiver of Section 4.11 of the Securities Purchase Agreement. The Holder hereby grants a one-time waiver of Section 4.13 of the Securities Purchase Agreement for the Subsequent Placement contemplated by the Company’s S-1 filed with the Commission on February 13, 2025 (File No. 333-284889) so long as such Subsequent Placement is consummated no later than March 31, 2025.

4.	Consent Payment. In consideration of the foregoing Sections 2 and 3, the Company shall pay a consent payment equal to $75,000 to the Holder within 2 Trading Days after the date hereof.

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5.	Acknowledgements. The Company and each Guarantor hereby acknowledges, agrees, represents and warrants as follows:

(a)	Except as expressly set forth in Sections 2 and 3 above, and acknowledging that the Note has been satisfied in full, the Securities Purchase Agreement, the Note, the Warrant and the other Transaction Documents are legal, valid, binding and enforceable against the Company and each Guarantor in accordance with their respective terms.

(b)	The Company’s and each Guarantor’s respective obligations under the Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

(c)	The Holder and the Collateral Agent have honored their obligations under the Transaction Documents and have at all times acted reasonably under the circumstances.

(d)	Each of the Company’s representations and warranties set forth in the Securities Purchase Agreement are true and correct as if made on the date of this Amendment.

6.	Release. In further consideration of the Holder’s execution of this Amendment, the Company and the Guarantors, on behalf of themselves and their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waive and release the Holder, the Collateral Agent and their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, investment advisors, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Releasee, on or prior to the date hereof, with respect to the Transaction Documents, the transactions contemplated thereby or any enforcement or attempted enforcement of the Transaction Documents by any Releasee (collectively, the “Claims”). The Company and the Guarantors further agree that they shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Claim.

7.	No Waivers, Modifications. Except for the waivers expressly set forth herein, nothing contained in this Amendment shall be deemed or construed to amend, supplement, modify or waive any other provisions of the Transaction Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

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8.	Transaction Document. The parties hereto hereby agree that the term “Transaction Documents” shall be deemed to include this Amendment, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, for purposes of the Securities Purchase Agreement and all Transaction Documents, as amended by this Amendment.

9.	Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Company, the Guarantors and the Holder, and each of their respective successors and assigns.

10.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Amendment and the parties submit to the personal jurisdiction of such courts.

11.	Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

12.	Disclosure/8-K obligation. The Company will disclose the material terms of this Amendment and the transactions contemplated hereby and thereby and attaching this Amendment as an exhibit thereto by not later than 9:00 a.m. on the Trading Day immediately following the execution of this Amendment, or such earlier time as may be required by law, by means of a Form 8-K filed with the Commission (the “Form 8-K”). Upon the filing of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all “material, non-public information” delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents and the Company expressly acknowledges and agrees that the Holder shall not have any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

SHUTTLE PHARMACEUTICALS HOLDINGS,
INC., as Company

By	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo, M.D.
Title:	Chief Executive Officer

Guarantor:

SHUTTLE PHARMACEUTICALS, INC., as
Guarantor

By	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo, M.D.
Title:	Chief Executive Officer

Holder:

ALTO OPPORTUNITY MASTER FUND, SPC – SEGREGATED MASTER PORTFOLIO B,
as a Holder and Collateral Agent

By	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director

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